Exhibit 5.1
[Letterhead of Wachtell, Lipton, Rosen & Katz]
September 26, 2023
Knife River Corporation
1150 West Century Avenue
P.O. Box 5568
Ladies and Gentlemen:
We have acted as special counsel to Knife River Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of Registration Statement on Form S-1 (as amended, the “Registration Statement”) relating to the offer and sale of up to 5,656,621 shares of common stock of the Company, par value $0.01 per share (the “Shares”).
In rendering this opinion, we have examined such corporate records and other documents (including the Registration Statement and the Company’s certificate of incorporation and bylaws as currently in effect), and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with the Company’s consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with the Company’s consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.
We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. This opinion letter is being furnished solely in connection with the offer, sale and issuance of the Shares and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent. Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.
We hereby consent to all references to our Firm included in or made a part of the Registration Statement as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Watchtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz